EXHIBIT 32

Certification Pursuant to Rule 13a-14(b)

Under the Securities Exchange Act of 1934 and

Section 1350, Chapter 63 of Title 18, United States Code

Pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and Section 1350, Chapter 63 of Title 18, United States Code, each of the undersigned officers of Weyerhaeuser Company, a Washington corporation (the “Company”), hereby certifies that:

The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and dated April 26, 2024 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DEVIN W. STOCKFISH
Devin W. Stockfish President and Chief Executive Officer

Dated:	April 26, 2024

/s/ DAVID M. WOLD
David M. Wold Senior Vice President and Chief Financial Officer

Dated:	April 26, 2024